UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The following presentation was prepared by Office Depot, Inc.:

Office DEPOT®

Investor Presentation

March / April 2008

Important Additional Information

In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the "Proxy Statement"). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot's stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot's website at www.officedepot.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995, as amended (the "Act"), provides protection from liability in private lawsuits for "forward-looking" statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the "safe harbor" provisions of the Act. Certain statements made in this presentation are "forward-looking" statements under the Act. Except for historical financial and business performance information, statements made in this presentation should be considered 'forward-looking' as referred to in the Act. These forward-looking statements speak only as of the date of this presentation; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of our company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this presentation. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

Taking Care of Business

Taking Care of Business – Highlights

- Long-Range Strategic Plan in place to increase shareholder value
- Detailed Action Plan by division focused on improving margins and driving sales and earnings growth
- Actions currently underway or completed to:
  - Reduce new store openings
  - Remodel existing stores
  - Open offices in Asia and Latin America to support growing global business
  - Accelerate North American Business Solution sales with continued focus on small to medium-sized business customers
  - Increase private brand penetration and global sourcing
  - Add customers by improving product offerings, growing loyalty programs and expanding service offerings
  - Continue to add talented leaders to the management ranks

Taking Care of Business – Highlights

- History of creating value for shareholders
  - Over the past three years, approximately $2 billion of shares repurchased (approximately 140% of adjusted after-tax earnings and 106% of Operating Cash Flow)
  - From March 2005 to March 2007, EPS[3] grew 59% and stock price increased 70%[1]. Current issues began in the 2nd half of 2007
  - Management focused on recapturing and increasing shareholder value
- 300 basis points of total global margin improvements identified to increase EBIT margin[3] from approximately 5%[2] to 8% by 2010
  - Other opportunities exist to improve on 8%
  - Timing affected by macroeconomic conditions

[1]Represents EPS growth from Q1 2005 to Q1 2007 and stock price growth from March 1, 2005 to March 1, 2007.
[2]Represents rolling four quarter average EBIT margin from Q1 2006 – Q4 2007.
[3] Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com

U.S. Office Products Industry

Market is large and growing.



CAGR '02-'06
3.0%
3.4%
2.8%
$350
$300
$250
$200
$150
$100
$50
$0
$294B
$302B
$312B
$323B
$331B
Delivery $105B
Delivery $108B
Delivery $113B
Delivery $117B
Delivery $120B
Retail $189B
Retail $194B
Retail $199B
Retail $206B
Retail $211B
2002
2003
2004
2005
2006

Source: SHOPA School and Office Products Industry – 2007

U.S. Office Products Industry

However, economic indicators continue to reflect a slowing business environment.

GDP Growth and Consumer Confidence

January 2000 – December 2007



8.0%
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
GDP Growth
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
120
100
80
60
40
20
0
Consumer Confidence
GDP Growth (a)
Consumer Confidence (b)

Housing Starts and Existing Home Sales

January 2000 – December 2007



600.0
500.0
400.0
300.0
200.0
100.0
0.0
Quarterly Housing Starts (Thousands)
2000-Q1
2001-Q1
2002-Q1
2003-Q1
2004-Q1
2005-Q1
2006-Q1
2007-Q1
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Existing Home Sales (Millions)
Housing Starts (c)
Existing Home Sales (d)

Consumer Debt and Delinquency Rates

January 2000 – December 2007



$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Total Consumer Debt ($B)
2000-Q1
2001-Q1
2002-Q1
2003-Q1
2004-Q1
2005-Q1
2006-Q1
2007-Q1
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
% Delinquent of Total Debt
Total Consumer Debt
Consumer Mortgage Delinquency % (e)
Total Consumer Delinquency % (f)

(a) Represents quarterly GDP growth on an annualized basis. Source: Bureau of Economic Analysis.
(b) University of Michigan Consumer Confidence index where 1985 = 100.
(c) Represents seasonally adjusted annualized housing starts. Source: NAHB, NAR, and US Census Bureau.
(d) Represents single family existing home sales. Source: NAHB, NAR, and US Census Bureau.
(e) Consumer mortgage delinquencies represent delinquencies on all loans / leases to consumers secured by real estate. Source: Fed. Reserve Board.
(f) Total consumer delinquencies represent delinquencies on all loans / leases to consumers. Source: Fed. Reserve Board.

U.S. Office Products Industry

OSS comprise a small portion of the overall U.S. office supply industry



2006 Total U.S. Office Supplies
Market -- $331B
2006 OSS Market Share
Other
12%
Contract
Stationers
1%
Specialty Stores
20%
Contract
Specialists
21%
10%
O.S.S.
Independent Dealers
6%
3%
3%
4%
2%
18%
Mass Retailers
Internet/Direct Sales
Copy/Printing Services
College/Bookstores
Food/Drug Stores
ODP
3.4%
SPLS
4.0%
OMX
2.3%

Source: SHOPA School and Office Products Industry – 2007 and Office Depot Estimates
Note: Figures may not add to 100% due to rounding

Office Depot – Business Overview

- Office Depot is a leading global provider of office products and services
  - Annual sales of approximately $15.5 billion
  - Sells to customer directly and through affiliates in 43 countries
  - Multi-channel – stores, catalog, Internet and contract
- Three divisions using multi-channel capabilities to serve business customers of any size, from SOHO to Fortune 500 accounts
  - North American Retail – Over 1,200 stores in U.S. and Canada
  - North American Business Solutions – catalog, contract and e-commerce
  - International – catalog, contract, e-commerce, and retail
  - One of the world's largest e-commerce retailers – $4.9 billion in sales[1]
- Provides office products and related services[2]
  - Supplies – 63% of sales
  - Technology – 26% of sales
  - Furniture and Other – 11% of sales

Note: [1]Trailing 12 months. [2]2007 total Company sales mix by product category.

Strong and Experienced Senior Management Team

- Steve Odland, Chairman & CEO
- Charles Brown, President – International & Acting CFO
- Chuck Rubin, President – North American Retail
- Steven Schmidt, President – North American Business Solutions
- Monica Luechtefeld, Executive Vice President – Supply Chain & IT
- Elisa Garcia, Executive Vice President, General Counsel & Corp. Secretary
- Daisy Vanderlinde, Executive Vice President – Human Resources
- Brad Bacon, Executive Vice President – Store Operations
- Steve Mahurin, Executive Vice President – Merchandising
- Kevin Peters, Executive Vice President – Supply Chain
- Dirk Collin, Executive Vice President and Managing Director – Europe and Middle East

Highly Qualified Board – Significant Industry Experience

Name	Age	Director Since	
Lee A. Ault, III	71	1998	Former Chairman and CEO - Telecredit, Inc. Former Director - Viking Office Products Director - Anworth Mortgage Asset Corporation
Neil R. Austrian	68	1998	Former CEO - Doyle, Dane, Bernbach Former President and COO - NFL Former Director - Viking Office Products Director - The DirecTV Group
David W. Bernauer	64	2004	Former Chairman & CEO - Walgreen Co. Director - Lowe's Companies, Inc.
Abelardo E. Bru	59	2004	Former Vice Chairman of PepsiCo Director - Kimberly-Clark Corporation and S.C. Johnson, Inc.
Marsha J. Evans	60	2006	Former President and CEO - American Red Cross Director - Huntsman Corporation, Lehman Brothers Holdings and Weight Watchers International
David I. Fuente	62	1987	Former Chairman and CEO, Office Depot, Inc. Director - Ryder System Inc. and Dicks Sporting Goods

Highly Qualified Board – Significant Industry Experience

Name	Age	Director Since	
Brenda J. Gaines	58	2002	Former President and CEO - Diners Club NA Director - NICOR, Inc., Federal National Mortgage Association and Tenet Healthcare Corporation
Myra M. Hart	67	2004	Senior Faculty Member - Harvard Business School Founding Officer - Staples, Inc. Director - Nina McLemore Inc., Kraft Foods, Inc., Summer Infant, Inc. and IntelliVid Corporation
W. Scott Hedrick	62	1991	Former Director - The Office Club, Inc. Director - Hot Topic, Inc., American Funds Target Date Government Series Inc. and America Funds Insurance Series Inc.
Kathleen Mason	58	2006	President and CEO - Tuesday Morning Corporation Director - Genesco, Inc.
Michael J. Myers	67	1987	President and Director - Smith Barney Venture Corp.
Steve Odland	49	2005	Chairman and CEO - Office Depot (March 2005) Director - General Mills, Inc.

Issues Facing the Company Entering 2005

- Functionally-aligned organization with no divisional leadership
- Limited growth opportunities
- Duplicate costs due to non-integrated systems
- IT systems in disarray and impeding growth
- Non-integrated acquisitions, most running independently with duplicate overhead, multiple strategies and few synergies
- Minimal process definition and sophistication
- Duplicate supply chain
- Operating margin gap versus largest competitor and no plan to close gap
- Stagnant growth
- Losing market share
- Aging stores and no plans to improve / standardize store format. Many versions of a new store format had been attempted but none finalized or proven
- 700 different store sets and at least five different retail formats – inconsistency in shopping experience and service, and lack of differentiation
- Contributed to $385M in charges from inception through the end of 2007

Successful Refocusing Begins

- North American Retail
  - Improve North American retail profitability while continuing store build out program
  - Finalize the format for the remodeled stores (M2 design proven by first quarter 2006) and make improvements that fuel productivity
  - Improve service in stores
- North American Business Solutions
  - Profitably grow market share organically and through acquisitions
  - Expand large contract sales, add sales force
  - Complete Viking integration
  - Expand product / service portfolio
- International
  - Improve profitability by growing European contract business, tightening cost control
  - Initiate use of telephone account managers to acquire new customers in Europe
  - Integrate various operations around the globe
  - Expand geographic reach into developing areas

Positive Impact from Refocusing

(In millions, except per share data)

	2004	2005	2006
Sales	$ 13,565	$ 14,279	$ 15,011
EBIT[1]	$ 576	$ 654	$ 802
EPS[1]	$ 1.18	$ 1.41	$ 1.90
EBIT Margin[1]	*4.2%*	*4.6%*	*5.3%*
EPS Growth[1]	--	*16.5%*	*34.8%*

Stock Performance January 2004 – December 2006



$50
$40
$30
$20
$10
$0
Jan-04
Apr-04
Aug-04
Dec-04
Apr-05
Aug-05
Dec-05
Apr-06
Aug-06
Dec-06
+128%
$16.71
$38.17
Company announces Steve Odland hired as new CEO

[1] Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com

Macroeconomic and Business Conditions Shift

(In millions, except per share data)

	2006	1H07	2H07	2007
Sales	$15,011	$ 7,725	$ 7,802	$15,528
EBIT[1]	$ 802	$ 416	$ 135	$ 551
EPS[1]	$ 1.90	$ 1.00	$ 0.53	$ 1.54
EBIT Margin[1]	*5.3%*	*5.4%*	*1.7%*	*3.5%*
EPS Growth[1]	*34.8%*	*8.7%*	*(45.9%)*	*(18.9%)*

Stock Performance January 2007 – December 2007



$50
$40
$30
$20
$10
$0
Closing Price Per Share
$38.17
$13.91
(64%)
Jan-07
Apr-07
Jun-07
Sep-07
Dec-07

- Florida and California sales concentration
- Unfavorable product mix in North American Retail
- Negative customer mix in North American Business Solutions
- Vendor allowances

[1] Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com

Management Refocuses Strategic Priorities

- North American Retail
  - Expanding product offerings to micro-business customers
  - Growing loyalty programs
  - Enhancing service offerings to complement product offerings
- North American Business Solutions
  - Enhancing customer contact strategy
  - Redesigning the telephone account management (TAM) program
  - Implementing margin-enhancement initiatives
- International
  - Executing an action plan to improve performance in the U.K.
  - Maintaining a sharp focus on execution to improve productivity in existing businesses
  - Leveraging global sourcing to increase direct import and private brand penetration in Europe and Asia

Outlook

- Near term outlook
  - Sales to date still remain sluggish in the U.S. and U.K.
  - First and second quarter margins should improve versus the fourth quarter 2007
  - Earnings per share most likely down versus prior year for the first half of 2008 and then expected to improve
  - Cutting spending and shoring up margins while funding necessary labor levels in the stores; taking care of customers for the long run
- Longer term, business model can deliver improved results
  - Mid-single digit top-line growth
  - Mid-teens earnings per share growth
  - 300 basis points of global margin improvements targeted
  - Additional improvements possible
  - Timing affected by macroeconomic conditions

North American Retail

North American Retail – Taking Care of Business

- Focusing on improving product value offerings for our micro-business customers, especially in core supplies:
  - Improve in-stocks
  - Modifying assortment to deliver increased value
- Growing loyalty programs to provide a stronger value proposition for our micro-business customers:
  - Successfully relaunched Worklife Rewards™ customer loyalty program in third quarter 2007
  - Launched Worklife Rewards™ Visa card in November
  - Instituting new customer service programs
- Enhancing service offerings to complement product assortment:
  - Expanding Design Print and Ship services to address the marketing needs of micro business customers
  - Tech Depot Services, including technology service and installation, became available at the customers' work or home locations in fourth quarter 2007

North American OSS Store Trends



Store Count
Office Depot
OfficeMax
Staples
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0

	Office Depot 2004	Office Depot 2005	Office Depot 2006	Office Depot 2007	OfficeMax 2004	OfficeMax 2005	OfficeMax 2006	OfficeMax 2007	Staples 2004	Staples 2005	Staples 2006	Staples 2007
Sq. Ft. Growth	7.6%	8.2%	10.6%	5.5%	-4.4%	3.5%	-7.3%	5.7%	5.0%	6.7%	6.4%	7.3%
Net Stores Opened	69	78	111	64	-41	31	-68	49	68	96	98	118
Cumulative Net Stores Opened	69	147	258	322	-41	-10	-78	-29	68	164	262	380

Source: Store counts are from respective Annual Reports or Quarter-end reports. New store openings are based on the difference between the total number of stores of prior year. North American locations includes Canada, Puerto Rico, and US Virgin Islands. The source for Staples and OfficeMax square footage growth data is Goldman Sachs research and Office Depot estimates.

North American Retail – Store Growth

- 1,222 total stores at the end of 2007
  - 71 opened, 7 closed
- Reducing the number of new store openings
  - Targeting about 75 stores in 2008
- M2 format store remodels
  - 177 remodels completed in 2007
  - Targeting 100 remodels in 2008



New Stores Opened
M2 Format Stores
140
120
100
80
60
40
20
0
900
800
700
600
500
400
300
200
100
0
2005
2006
2007
2008E
New Stores
M2 Format Stores

North American Retail - M2 Store Remodels

Simpler to operate and improved customer experience with low sight lines and complete storewide visibility



- $225K - $250K per store, much could be considered maintenance
- 645 stores were in M2 format as of year-end 2007
- Remodels should be substantially completed in the next few years
- M2 remodeled stores expect to exceed hurdle rate
- Cumulative sales performance is slightly up versus control stores
- IMU positive versus control stores
- 2007 remodels performing better than 2006 remodels

Office Depot Store Count by State

Office DEPOT

Domestic Store Count by State

As of December 29th, 2007

Total Store Count:	
US:	1,191
Canada:	29
Puerto Rico:	2
Total:	1,222



Washington 37
Oregon 21
California 159
Nevada 21
Idaho 6
Montana 3
Wyoming 3
Utah 11
Arizona 5
Colorado 36
New Mexico 6
North Dakota 2
South Dakota 1
Nebraska 6
Kansas 9
Oklahoma 15
Texas 137
Minnesota 12
Iowa 5
Missouri 26
Arkansas 11
Louisiana 36
Wisconsin 14
Illinois 63
Mississippi 15
Michigan 27
Indiana 23
Kentucky 19
Tennessee 27
Alabama 21
Ohio 16
Georgia 53
Florida 137
West Virginia 3
Virginia 27
North Carolina 37
South Carolina 20
Pennsylvania 24
Maryland 31
New York 15
Vermont 0
Maine 2
New Hampshire 1
Massachusetts 7
Rhode Island 2
Connecticut 6
New Jersey 23
Delaware 4
District of Columbia 1
Alaska 2
Hawaii 3

Florida and California totaled 27% of total store sales and about 40% of the total comparable sales decline in the fourth quarter 2007

2/13/08
Real Estate Research

Increasing Private Brand Penetration and Direct Sourcing

Private branded products can contribute 500 to 1,000 bps to gross margin over comparable, nationally branded products. Direct import provides additional contribution

Expand Within Categories





Expand to New Categories


Office DEPOT
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LITE-TOUCH


Introducing...
ativa
V SERIES
SHREDDERS
Precision Engineering



Build Brands

FORAY

ativa™
empowering technology

Office DEPOT

VIKING

Direct Sourcing



Opened Global Sourcing Office in Shenzhen, China

North American Retail – Pricing Strategy

- Expand lower entry price points to improve value perception with the very small business customer
- Offer a low-price guarantee which includes matching competitor pricing on identical products
- Utilize a category management framework supported by our price optimization solution, which helps us understand true customer demand and set prices across an entire category
- Customers can take advantage of significant savings across a wide range of products through various programs
  - Buy More & Save
  - Private Brands
  - Worklife Rewards™

North American Retail – Labor Strategy

- Designed to provide the appropriate levels of coverage in the following areas:
  - Customer service (sales floor assistance)
  - Tasks (receiving, stocking, planograms, cashiers, etc.)
  - Management (Store, Assistant and Department Managers)
- Payroll is allocated using labor standard derived from time studies
- Payroll allocation will fluctuate based on changes in sales volume and activities
- A staffing model is used to staff a store with an appropriate mix of full-time, part-time and management associates
- Customer service index increased sequentially during fourth quarter 2007 and achieved its highest levels since the program was introduced in 2002

North American Business Solutions

North American BSD – Taking Care of Business

- Implementing specific margin-enhancement initiatives that expect to show results early in 2008
- Direct marketing program redesign underway:
  - Launched new telephone account management (TAM) structure and strategy
  - Revising catalog marketing strategy
  - Improving on-line marketing efficiency and effectiveness
- Developing a detailed contact strategy to optimize penetration of existing customers:
  - Pilot is underway, targeting national rollout in third quarter 2008

Customer Segmentation / Strategies

Micro customers: 1-9 employees

- Retail action plan

Small customers: 10-20 employees

- Remix catalog products / pricing
- Remodel catalog mailing depth and frequency
- Improve telephone account management (TAM)
- Add third party sales force "Feet on the Street"

Customer Segmentation / Strategies (continued)

Medium customers: 20-100 employees

- Remodel catalog mailing depth and frequency
- Add telephone account managers
- Add third party sales force "Feet on the Street"
- Add prospecting from business development managers (BDM's)
- Add solutions

Large customers: 100+ employees

- Contract
- Prioritize BDM activities
- Refocus account managers to deepen share of wallet
- Add solutions

International

International – Taking Care of Business

- Improving service in the U.K. and adjusting to a slowing economy
  - Isolated some controllable issues related to delivery service levels and are taking corrective steps
  - Rolling out certain technology solutions throughout our distribution and transportation operations
  - Expand share of wallet among small users
- Improving productivity in existing businesses
  - Successfully transitioned the first wave of back-office accounting functions (U.K.) to shared service center in Eastern Europe
  - Continued progress on consolidation of European call centers
  - Consolidating distribution center footprint in Europe
- Leveraging Global Sourcing Office to increase direct import and drive private brand penetration in Europe and Asia
  - Central Distribution Center launched in Europe
  - Received first containers of goods from China in December
  - Expect benefits to ramp through the year

International - Global Strategy



- Evaluating emerging market growth opportunities
- Would consider partners with local expertise

Global Initiatives

2010 Global Margin Improvement Initiative

Identified 300 basis points of potential margin improvement through the implementation of the global initiative



EBIT Margin
~5%
+150bps
+120bps
+60bps
+40bps
-70bps
~8%
Normalized 1
Private Brand Direct Import
Centralization
Supply Chain Procurement
IT Conversion
Mix / Margin Investment
2010

[1]Represents rolling four quarter average EBIT margin from Q1 2006 – Q4 2007.

Supply Chain Initiative

North America

- Currently have two separate North American supply chains
  - 12 cross docks serving North American Retail
  - 21 distribution centers serving North American Business Solutions
- 7.2M square feet over 33 buildings
- Plan to convert to 12 combination facilities with about 7M square feet and capacity for approximately 9M square feet to accommodate growth
- Each facility will have pick/pack and flow through capability to optimize service for Retail and Business Solutions

International

- Plan to reduce supply chain network from 22 to 15 facilities
- Consolidate to one warehouse management system from seven systems
- Improve global supply chain expense as a percent of sales by 50 basis points

Information Technology Initiative

IT Environment

- IT environment is costly and complex due to historical legacy systems, acquired systems through major acquisitions in 1998 and 2003, and multiple channels. No single global integrated system

Initiative

- To simplify, consolidate, globalize and standardize processes and practices, and support them with common applications and platforms
  - The project is based on a global Oracle ERP system that replaces many separate platforms Office Depot utilized to run the entire corporation
  - Narrow the Company's many different warehouse management systems to one – Manhattan Associates

Benefits

- Reduce IT costs as a percent of sales from current level of 1.7% and, coupled with other benefits, reduce costs by 40 bps+
- Enable easier integration of future business expansions and acquisitions
- Provide a consistent customer experience across the globe
- Provide better business data, information and tools

Private Brand/Global Sourcing Initiative

- Total company private brand penetration is currently in high 20% range
- Private Brand Penetration/Global Sourcing to improve margin
  - 2007 opened Office Depot sourcing office in Shenzhen, China
  - Supplemented with third party sourcing resources
  - Expanding categories of products sourced and countries utilized
  - Independent Audits of all factories and chain of custody of goods for environmental, social, and quality issues
  - All Private Brand meets or exceeds industry testing requirements

Other Initiatives

Financial Back Office

- North America—Utilize third parties for a number of financial functions
  - Some in North America, some offshore
  - Assign credit
  - Collections and cash application
- International—Near Shoring financial functions into Office Depot in Eastern Europe
  - Credit, collections, cash applications

Call Center

- North America—Global Accounts, Executive Customer Service, E-Commerce handled in 2 centers in US
  - Balance of inbound calls near shore and offshore
- International—In the process of consolidating EU call centers

Financial Results / Capital Structure

Financial Guidelines

- Drive profitable growth
- Increase free cash flow and margins
- Streamline operations
- Disciplined capital management
- Economic value added mindset

Historical Financials – Consolidated Income Statement

(In millions, except per share data)

		2005		2006		1st Half 2007		2nd Half 2007		2007
Sales	$	14,279	$	15,011	$	7,725	$	7,802	$	15,528
% Growth		*5.3%*		*5.1%*		*5.7%*		*1.3%*		*3.4%*
EBIT[1]	$	654	$	802	$	416	$	135	$	551
% of Sales		*4.6%*		*5.3%*		*5.4%*		*1.7%*		*3.5%*
EBITDA[1]	$	922	$	1,061	$	544	$	270	$	814
% of Sales		*6.5%*		*7.1%*		*7.0%*		*3.5%*		*5.2%*
EPS[1]	$	1.41	$	1.90	$	1.00	$	0.53	$	1.54
% Growth		*16.5%*		*34.8%*		*8.7%*		*(45.9%)*		*(18.9%)*

[1] Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com

Balance Sheet Highlights

(In millions, except ratios and returns)	**2006**	**2007**	**% Change**
Inventory Per Store (end of period)	$ 0.935	$ 0.960	3%
Inventories	$ 1,540	$ 1,718	12%
Working Capital[1]	$ 347	$ 727	110%
Working Capital as a % of Sales[2]	2.5%	3.5%	100 bps
Net Debt (end of period)	$ 445	$ 593	33%
Return on Invested Capital, Adjusted[3]	15.4%	11.3%	-410 bps
Return on Equity, Adjusted[3]	21.4%	15.2%	-620 bps

[1] WC = (current assets – cash and short-term investments) – (current liabilities – current maturities of long-term debt)

[2] WC as % of Sales = ((WC Q4 current year + WC Q4 prior year) / 2) / Trailing four quarter sales

[3] Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Cash Flow Highlights

(In millions)	2005	2006	2007	2006-2007 % Change
Net Cash Provided by Operating Activities	$ 636	$ 827	$ 411	-50%
Depreciation & Amortization	$ 268	$ 279	$ 281	1%
EBITDA[1]	$ 922	$ 1,061	$ 814	-23%
CAPEX	$ 261	$ 343	$ 461	34%
Free Cash Flow (Use) - Before Share Repurchases	$ 375	$ 484	$ -50	-110%
Share Repurchases	$ 815	$ 971	$ 200	-79%
Acquisitions	$ 0	$ 248	$ 48	-81%

[1]Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Consolidated Financials – Fourth Quarter 2007

(In millions, except ratios, returns and per share data	Q4 2006		Q4 2007		B/W	
	Amount	% Sales	Amount	% Sales	%	bps
Sales	$3,843	--	$3,867	--	1%	--
Operating Expense[1]	$ 996	25.9%	$1,020	26.3%	-2%	-40 bps
EBIT[1]	$ 201	5.2%	$ 6	0.2%	-97%	-500 bps
Net Earnings[1]	$ 143	3.7%	$ 27	0.7%	-81%	-300 bps
Net Earnings - GAAP	$ 127	3.3%	$ 19	0.5%	-85%	-280 bps
Diluted Shares	280.4	--	273.3	--	-3%	--
EPS – GAAP	$ 0.45	--	$ 0.07	--	-84%	--
EPS[1]	$ 0.51	--	$ 0.10	--	-80%	--

[1]Non-GAAP numbers. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

North American Retail – Results & Variance Analysis

- Sales were down 3% and comparable store sales were 7% lower in the fourth quarter 2007
- Operating profit of $23 million versus $109 million one year ago as broader economic factors continued to challenge profit margins
  - Lower product margins due to promotional holiday season, sales mix, and inventory clearance
- Providing highest level of customer service - CSI scores increased year-over-year and sequentially

	Operating Margin
Q4 2006	6.3%
Vendor program funding	-200 bps
Product margins	-140 bps
Fixed property de-leveraging	-100 bps
Inventory shrink	-75 bps
Other	+25 bps
Q4 2007	1.4%

Macro Economic Conditions Slowing

Independent econometric analysis shows housing industry performance correlated to office supplies sales

Completed (New) Houses For Sale at end of month



Econometric
600
500
400
300
200
100
0
Jan02
Nov07

Houses: Median Number of Months For Sale



Econometric
7
6
5
4
3
2
1
0
Jan02
Nov07

Econometric Model Actual vs. Predicted Residuals



Actual Residual
Predicted
Revenue ($MM)
10
5
0
-5
-10
-15
-20
-25
Jan02
Nov07

Downturn in office supplies sales tracks closely to housing accelerated downturn in 2007

Vendor Program Funding

- Two types of agreements
  - Annual purchase
  - Over-and-above
- Fourth quarter 2007 impacts
  - Annual purchase agreements: the Company did not hit the pre-determined purchase tiers as a result of softer sales and disciplined inventory management
    - Pulling back purchases for 2007 severely impacted fourth quarter results for North American Retail and North American BSD
      - About $30 million of the impact was a true up
  - Over-and-above agreements: vendors also experiencing difficult sales environment, negatively impacting their participation in discretionary marketing investments

North American BSD – Results & Variance Analysis

- Sales were down 4% in the fourth quarter 2007
  - Sales to small- to mid-size customers down 13%
  - Partially offset by 5% sales growth with large, national account customers and 10% growth in sales to public sector
- Operating profit of $1 million versus $72 million one year ago

	Operating Margin
Q4 2006	6.5%
Customer mix	-230 bps
Vendor program funding	-220 bps
Inventory clearance reserves & returned product	-160 bps
Product cost increases	-80 bps
Other	+50 bps
Q4 2007	0.1%

International – Results & Variance Analysis

- Sales were up 12% in the fourth quarter 2007
  - Local currency organic sales were up 2%
- Operating profit was $60 million versus $77 million one year ago due primarily to weaker U.K. performance

	Operating Margin
Q4 2006	**7.6%**
U.K. performance	**-105 bps**
Investment spending	**-85 bps**
Customer mix	**-40 bps**
Q4 2007	**5.3%**

Charges

in millions

	Q4 2007	Q4 2006	Program to Date	2008	2009	Total
Income Statement Charges	$ 15	$ 31	$ 385	$ 62	$ 23	$ 470
Cash Flow Impact						
Cash	$ 12	$ 9	$ 131	$ 47	$ 22	$ 200
Non-Cash	$ 3	$ 22	$ 254	$ 15	$ 1	$ 270

During the third quarter of 2005, we announced a number of material charges relating to asset impairments, exit costs and other operating decisions (the "Charges"). This announcement followed a wide-ranging assessment of assets and commitments which began in the second quarter of 2005. We indicated that these actions would continue to impact our results for several years, and expenses associated with future activities would be recognized as the individual plans are implemented and the applicable accounting recognition criteria are met. As with any estimate, the amounts may change when expenses are incurred.

Financial Model

- Base Case
  - Mid- to upper-single digit top-line growth
  - Very low single digit North American Retail comps
  - Some gross margin expansion
  - Some expense leverage
  - Share buybacks with excess cash flow
  - Solid mid-teens EPS growth
- Upside
  - Store expansion
  - Contract sales force and telephone account manager growth
  - Category management
  - Private brand expansion
  - Direct sourcing acceleration
  - Cost containment efforts
  - Leverage from supply chain cost control

Levitt / Levan Last-Minute Proxy Contest to Replace Two Directors

- The Levitt Corporation, a Florida based real estate development company, and its CEO Alan Levan have nominated two dissident candidates for election to the Office Depot Board.
  - Levan is seeking to replace Office Depot's current Chairman and CEO, Steve Odland, who joined the Company in March 2005, and David Fuente, Office Depot's long-time Chairman and CEO.
  - Levan has reported owning 3,000,200 shares of Office Depot common stock, which is only 1.1% of our outstanding shares. Levan acquired all but 200 of these shares the week before launching his proxy contest.
  - Levan publicly admitted that it's too soon to discuss whether he has a strategic plan for turning around the Company.* In contrast, Office Depot is implementing a thoughtful, long-range strategic plan designed to increase value for all of our stockholders.
  - Levan's own companies are performing poorly. Levitt Corporation's share price has dropped approximately 93% over the past three years, and its wholly owned subsidiary Levitt and Sons is in bankruptcy. The share price of BankAtlantic, where Levan also serves as Chairman and CEO, and where his nominee Mark Begelman is employed, has dropped approximately 75% over the past three years.

*Jaclyn Giovis, South Florida Sun-Sentinel, March 18, 2008, permission to cite was neither sought nor obtained.

Levan and His Nominees Are Not the Right Persons to Serve Office Depot's Stockholders

- Our Board knows the dissident nominees well, having previously considered and rejected both for executive positions with the Company. Our Board believes now, as it did then, that these nominees are not the right candidates to serve our stockholders as either directors or executives.
- Contrary to Levan's assertion that we lack retail experience on our Board, our Board includes 5 directors who have significant retailing experience; AND has 3 additional directors who have relevant business-to-business experience, which makes up approximately 55% of our revenues.
- We believe that removing two of the most experienced retailing executives from our Board would be highly disruptive, could delay the implementation of internal and external initiatives and could damage prospects for a successful turnaround.
- Levan disregarded the advance notice provisions in our bylaws applicable to all of our stockholders, and has sued in Delaware to have those provisions, which are meant to protect the interests of all of our stockholders, nullified.

The Office Depot Board of Directors strongly urges all Office Depot stockholders to reject Levan's dissident nominees and to vote FOR all twelve of Office Depot's directors.

Office DEPOT®

Taking Care of Business